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                                 BRE PROPERTIES, INC.

                        ARTICLES OF AMENDMENT AND RESTATEMENT


      BRE PROPERTIES, INC., a Maryland corporation, having its principal office in Baltimore City, Maryland (which is hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

      FIRST: The Charter of the Corporation is hereby amended and restated, so that the Charter, as so amended and restated, shall read as follows:


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                    AMENDED AND RESTATED ARTICLES OF INCORPORATION

                                          OF

                                 BRE PROPERTIES, INC.

                                     I.     NAME

      The name of the Corporation is BRE Properties, Inc.

                               II.     PRINCIPAL OFFICE

      The address of the Corporation's principal office in the State of Maryland is 32 South Street, Baltimore, Maryland, 21202. The name and address of its registered agent is The Corporation Trust Incorporated, a Maryland corporation, 32 South Street, Baltimore, Maryland, 21202.

                             III.     NATURE OF BUSINESS

      The nature of the Corporation's business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Maryland and to do all things and exercise all powers, rights and privileges which a business corporation may now or hereafter be organized or authorized to do or to exercise under the laws of the State of Maryland.
                                IV.     CAPITAL STOCK

             (a) CAPITAL STOCK. The aggregate number of shares of all classes of stock that the Corporation shall have authority to issue is sixty million (60,000,000) consisting of fifty million (50,000,000) shares of common stock, par value $0.01 per share ("Common Stock") and ten million (10,000,000) shares of preferred stock, par value $0.01 per share ("Preferred Stock"). The aggregate par value of all authorized shares having a par value is $600,000.

             (b) COMMON SHARES. Each share of Common Stock shall entitle the holder of record thereof to one vote at all meetings of the Corporation's stockholders, except meetings at which only holders of another specified class or series of capital stock are entitled to vote. Subject to any preference rights with respect to the payment of dividends attaching to the Preferred Stock or any series thereof, the holders of Common Stock shall be entitled to receive, as and when declared by the Board of Directors, dividends that may be paid in money, property or by the issuance of fully paid capital stock of the Corporation or other distribution of the Corporation's assets among stockholders for the purpose of winding up the Corporation's affairs, whether voluntary or involuntary, and subject to the rights, privileges, conditions and restrictions attaching to the Preferred Stock or any series thereof, the Common Stock shall entitle the holders thereof to receive the Corporation's remaining property.


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             (c)     PREFERRED STOCK.  The Preferred Stock may be issued from
time to time, in one or more series as authorized by the Board of Directors. Prior to the issuance of a series, the Board of Directors by resolution shall designate that series to distinguish it from other series and classes of the Corporation's capital stock, shall specify the number of shares to be included in the series, and shall fix the terms, rights, restrictions and qualifications of the shares of the series, including any preference, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, or terms or conditions of redemption of the shares of the series. Subject to the express terms of any series of Preferred Stock outstanding at the time, the Board of Directors may increase or decrease the number or alter the designation or classify or reclassify any unissued shares of a particular series of Preferred Stock by fixing or altering in one or more respects, from time to time before issuing the shares, any terms, rights, restrictions and qualifications of the shares, including any preference, conversion or other rights, voting powers, restrictions, limitations as to dividends qualifications or terms or conditions of redemption of the shares of the series.
             (d) ISSUANCE OF AUTHORIZED SHARES. The Board of Directors of the Corporation is hereby empowered to authorize from time to time the issuance or sale of shares of its stock of any class, whether now or hereafter authorized, or securities convertible into shares of its stock of any class or classes, whether now or hereafter authorized, for such consideration as may be deemed advisable by the Board of Directors and without any action by the stockholders.
             (e) NO PRE-EMPTIVE RIGHTS. No holder of any stock or any other securities of the Corporation, whether now or hereafter authorized, shall have any pre-emptive right to subscribe for or purchase any stock or any other securities of the Corporation other than such, if any, as the Board of Directors, in its sole discretion, may determine and at such price or prices and upon such other terms as the Board of Directors, in its sole discretion, may fix; and any stock or other securities which the Board of Directors may determine to offer for subscription may, as the Board of Directors in its sole discretion shall determine, be offered to the holders of any class, series or type of stock or other securities at the time outstanding to the exclusion of the holders of any or all other classes, series or types of stock or other securities at the time outstanding.

                              V.     BOARD OF DIRECTORS

             (a) Number and Classification. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors consisting of not less than three directors nor more than 15 directors, the exact number of directors to be determined from time to time in the manner specified in the Bylaws. The directors shall be divided into three classes, designated Class I, Class II and Class III, with each class consisting, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board of Directors. The initial directors of the Corporation who will serve until the annual meeting set forth opposite the respective class designations below and until their successors are elected and qualified as set forth below, are as follows:


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                             CLASS I - TERM EXPIRES AT FISCAL 1997 ANNUAL
                             MEETING:

                             Arthur G. von Thaden
                             Malcolm R. Riley


                             CLASS II - TERM EXPIRES AT FISCAL 1998 ANNUAL
                             MEETING:

                             L. Michael Foley
                             John McMahan


                             CLASS III - TERM EXPIRES AT FISCAL 1996 ANNUAL
                             MEETING:

                             R. Preston Butcher
                             Frank C. McDowell

      As used herein, the term "annual meeting following the end of a certain fiscal year" shall mean the annual meeting following the end of that accounting year, whether the accounting year is a calendar year or a fiscal year. In the event of any change in the accounting year, the term shall refer to the next annual meeting following the completion of a full accounting year. At each annual meeting of stockholders beginning with the annual meeting following the end of fiscal year 1996, successors to the class of directors whose term expires at that annual meeting shall be elected for a three year term consisting of at least three full accounting years. If the number of directors is changed, any increase or decrease shall be apportioned by the directors then in office among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional directors of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case will a decrease in the number of directors shorten the term of any incumbent director. A director shall hold office until the annual meeting for the fiscal year in which his term expires and until his successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office. Subject to the rights of the holders of any series of preferred stock then outstanding, newly created directorships resulting from any increase in the authorized number of directors and any vacancies on the Board resulting from death, resignation, retirement, disqualification, removal from office or other cause shall be filled only by a majority vote of the remaining directors then in office though less than a quorum, and directors so chosen shall hold office for a term of office of the class to which they have been elected expires. No decrease in the number of directors constituting the Board shall shorten the term of any incumbent director.
             (b) REMOVAL OF DIRECTOR. Subject to the rights of the holders of any series of preferred stock then outstanding, any or all of the directors of the Corporation may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of a majority of the outstanding shares of the Corporation then entitled to vote generally in the election of directors.


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             (c)     GENERAL POWERS.  The Board of Directors of the Corporation
shall, consistent with applicable law, have power in its sole discretion to determine from time to time in accordance with sound accounting practice or other reasonable valuation methods what constitutes annual or other net profits, earnings, surplus, or net assets in excess of capital; to fix and vary from time to time the amount to be reserved as working capital, or determine that retained earnings or surplus shall remain in the hands of the Corporation; to set apart out of any funds of the Corporation such reserves in such amounts and for such proper purposes as it shall determine and to abolish any other funds or amounts legally available therefor, at such times and to the stockholders of record on such dates as it may, from time to time determine; and to determine whether and to what extent and at what times and places and under what conditions and regulations the books, accounts and documents of the Corporation, or any of them, shall be open to the inspection of stockholders, except as otherwise provided by statute or by the bylaws, and, except as so provided, no stockholder shall have any right to inspect any book, account or document of the Corporation unless authorized so to do by resolution of the Board of Directors.

                 VI.     LIMITATION OF LIABILITY AND INDEMNIFICATION

      To the fullest extent permitted by Maryland statutory or decisional law, as the same may from time to time be amended or interpreted, no director or officer of this Corporation shall be personally liable to the Corporation, any subsidiary thereof or any of its stockholders for money damages. The Corporation shall indemnify (i) its directors and officers, whether serving the Corporation or, at its request, any other entity, to the full extent required or permitted by the General Laws of the State of Maryland now or hereafter in force, including the advancement of expenses under the procedures and to the full extent permitted by law, and (ii) other employees and agents to such extent as shall be permitted by law. The foregoing rights of indemnification shall not be exclusive of any other rights to which those seeking indemnification may be entitled. The Board of Directors may take such action as is necessary to carry out these indemnification provisions and is expressly empowered to adopt, approve and amend from time to time such bylaws, resolutions or contracts implementing such provisions or such further indemnification arrangements as may be permitted by law. No amendment of these Articles of Incorporation or repeal of any of its provisions shall limit or eliminate the foregoing limitation of liability or right to indemnification provided hereunder with respect to acts or omissions occurring prior to such amendment or repeal.

                        VII.     REAL ESTATE INVESTMENT TRUST

      For purposes of this Article VII the following terms shall have the meanings set forth below:
                     1. "REIT Provisions of the Internal Revenue Code" shall mean Part II Subchapter M of Chapter 1 of the Internal Revenue Code 1986, as now enacted or hereafter amended, or successor statutes and regulations and rulings promulgated thereunder.


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                     2.  "REIT" shall mean a real estate investment trust as
               described in the REIT Provisions of the Internal Revenue Code.

      Any stockholder shall, upon demand, disclose to the Board of Directors in writing such information with respect to such stockholder's direct and indirect ownership of the shares of the Corporation as the Board deems necessary to enable the Corporation to comply with, or to determine whether it will be in compliance with, the REIT Provisions of the Internal Revenue Code or the requirements of any other taxing authority. If the Board shall determine, in good faith, that direct or indirect ownership of the Corporation's stock has or may become concentrated to an extent that would prevent the Corporation from qualifying as a REIT, the Board is authorized to prevent the transfer of stock or call for redemption (by lot or by other means affecting one or more stockholders selected in the sole discretion of the Board) of a number of shares of stock sufficient in the opinion of the Board to maintain or bring the direct or indirect ownership of the stock of the Corporation into conformity with the REIT Provisions of the Internal Revenue Code.

      The redemption price for Common Stock shall be (i) the last reported sale price of the shares on the last business day prior to the redemption date on the principal national securities exchange on which the shares are listed or admitted to trading, (ii) if the shares are not so listed or admitted to trading, but are reported in the NASDAQ system, the last sale price on the last business day prior to the redemption date or in the absence of a sale on such day, the last bid price on such day as reported in the NASDAQ National Market System, (iii) if the shares are not so reported or listed or admitted to trading, the mean between the highest bid and lowest asked prices on such last business day as reported by the National Quotation Bureau Incorporated or a similar organization selected by the Board of Directors for such purpose, or
(iv) if not determined as aforesaid, as determined in good faith by the Board of Directors. From and after the date fixed for redemption by the Board of Directors, the holder of any shares of stock so called for redemption shall cease to be entitled to dividends, distributions, voting rights and other benefits with respect to such shares, excepting only to the right to payment of the redemption price herein fixed, without interest.

                           VIII.     BUSINESS COMBINATIONS

      For purposes of this Article VIII (Purchase, Redemption, Etc. of Certain Shares) and Articles XI and XIII (Shareholder Approval and Amendment of Articles) of these Articles of Incorporation, the following terms shall have the meanings set forth below:

      (a) The term "Business Combination" shall mean (i) any merger or consolidation of the Corporation or any Subsidiary with a Related Person or with any other corporation or entity which after such merger or consolidation would be an Affiliate or Associate of a Related Person, (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) to or with any Related Person of all or any Substantial Part of the assets of the Corporation or any Subsidiary or of a Related Person, (iii) any adoption of any plan or proposal for the liquidation or dissolution of the Corporation proposed by or on behalf of a Related Person,
(iv) any issuance of securities of


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the Corporation or any Subsidiary (other than pursuant to an underwritten public offering of securities approved by the Continuing Directors and registered under the Securities Act of 1933), or any reclassification of securities (including any reverse stock split) or recapitalization of the Corporation, or any merger or consolidation of the Corporation with any Subsidiary, or any other transaction (whether or not with or into or otherwise involving a Related
Person) if any of the foregoing transactions in this clause (iv) would result, either directly or indirectly, in an increase in the proportionate amount of shares of outstanding securities of the Corporation or any Subsidiary which is Beneficially Owned by any Related Person, and (v) any agreement, contract or other arrangement providing for any of the transactions described in this definition of Business Combination.

             (b) The terms "Affiliate" or "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as in effect on July 1, 1987.
             (c) A Person shall "Beneficially Own," or shall be the "Beneficial Owner" or shall have "Beneficial Ownership" of, any Voting Stock:

                     (i) which such Person or any of its Affiliates or Associates beneficially owns, directly or indirectly; or

                     (ii) which such Person or any of its Affiliates or Associates has, directly or indirectly, (a) the right to acquire (whether such right is exerciseable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (b) the right to vote pursuant to any agreement, arrangement or understanding.

             (d) The term "Person" shall mean any individual, firm, corporation or other entity and any members of any group comprised of any of the foregoing which has any agreement, arrangement or understanding, directly or indirectly, for the purpose of acquiring, holding, voting or disposing of Voting Stock of the Corporation.

             (e) The term "Related Person" shall mean any Person (other than the Corporation or any Subsidiary, and other than any profit sharing, employee stock ownership or other employee benefit plan of the Corporation or any Subsidiary or any trustee of or fiduciary with respect to any such plan when acting in such capacity) who or which:

                     (i) Beneficially Owns ten percent (10%) or more of the outstanding Voting Stock;

                     (ii) is an Affiliate or Associate of any Person who or which Beneficially Owns ten percent (10%) or more of the outstanding Voting Stock;

                     (iii) is an Affiliate or Associate of the Corporation and at any time within the two-year period immediately prior to the date in question was the Beneficial Owner of ten percent (10%) or more of the then-outstanding Voting Stock; or


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                     (iv)    is at any time an assignee of or has otherwise
succeeded to the Beneficial Ownership of any shares of Voting Stock which were at any time within the two-year period immediately prior to the date in question Beneficially Owned by any Related Person, if such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933.

             (f) For the purpose of determining whether a Person is a Related Person pursuant to subparagraph (e) of this Section 1, the number of shares of Voting Stock outstanding shall be deemed to include any unissued shares of Voting Stock Beneficially Owned by such Person by virtue of subparagraph (c) of this Section 1 but shall not include any other unissued shares of Voting Stock which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

             (g) The term "Subsidiary" means any corporation of which a majority of each class of outstanding equity securities is owned, directly or indirectly, by the Corporation.

             (h) The term "Continuing Director" means (i) for purposes of this Article VIII, any member of the Board of Directors who is not an Interested Director as to the Related Person involved in a proposed Business Combination and (ii) for purposes of Article XIII, any member of the Board of Directors who is not an Interested Director as to any Person who is a Related Person at the time in question. An "Interested Director" is a member of the Board of Directors who is an Affiliate, Associate or representative of a Related Person or who became a member of the Board of Directors after the time that the Related Person became a Related Person and was not nominated, recommended or elected by a majority of the Continuing Directors then on the Board of Directors.

             (i) The term "Substantial Part" shall mean more than ten percent (10%) of the Fair Market Value, as determined by a majority of the Continuing Directors, of the total consolidated assets of the Corporation and its Subsidiaries, or of a Related Person, as the case may be, taken as a whole as of the end of its most recent fiscal year ended prior to the time the determination is being made.
             (j) The term "Voting Stock" shall mean all outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors.

             (k) The term "Fair Market Value" shall mean (i) in the case of stock or other securities, the fair market value of such stock or other securities on the last business day prior to the date in question as determined in accordance with the method for determining the redemption price for Common Stock under Article VIII of these Articles of Incorporation; and (ii) in the case of property other than stock or securities, the fair market value of such property on the date in question as determined in good faith by a majority of the Continuing Directors.

             (l) The term "Supermajority" shall mean seventy percent (70%) of the then outstanding shares of Voting Stock.


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      2.     The affirmative vote of a Supermajority shall be required for the approval or authorization of any Business Combination, notwithstanding the fact that no vote may be required, or that a lesser percentage may be specified by law, in any agreement with any national securities exchange or otherwise; provided, however, that the affirmative vote of a Supermajority shall not be applicable and such Business Combination shall require only such affirmative vote as is required by law, in any agreement with any national securities exchange or otherwise if:

             (a)     such Business Combination is expressly approved by both
(i) the Board of Directors and (ii) a majority of all Continuing Directors, such express approval being given either in advance of or subsequent to any Related Person becoming a Related Person; or

             (b) in the case of a Business Combination that involves cash or other consideration being received by the stockholders of the Corporation, solely in their respective capacities as stockholders of the Corporation, both of the following conditions are met:


                     (i) the cash plus the Fair Market Value as of the date of the consummation of the Business Combination of any securities, property or other consideration to be received per share by holders of the common stock of the Corporation in the Business Combination is not less than the highest of: (A) the Fair Market Value per share of common stock on the date of the first public announcement of the proposed Business Combination (the "Announcement Date"); (B) the price per share equal to the Fair Market Value per share of common stock on the Announcement Date, plus the average per share "Premium" paid by the Related Person in acquiring Beneficial Ownership of all shares of common stock acquired by the Related Person during the two-year period prior to the Announcement Date, such "Premium" consisting of the difference between the price per share paid by the Related Person for such shares and the Fair Market Value per share of such shares on the date or dates they were acquired by the Related Person; or (C) the net book value per share of the Corporation's common stock based on the estimated current fair value of its properties as reported in the Corporation's most recent annual report to its stockholders; and

                     (ii) the consideration to be received by holders of the Corporation's common stock shall be in cash or in the same form as previously has been paid by or on behalf of the Related Person in connection with its direct or indirect acquisition of Beneficial Ownership of shares of common stock within the one-year period immediately prior to the Announcement Date. If the consideration so paid for any such shares is varied as to form, the form of consideration to be received by holders of common stock shall be either cash or the same ratio of the varying forms of consideration used to acquire Beneficial Ownership of all shares of common stock acquired by the Related Person in the one-year period preceding the Announcement Date. The price determined in accordance with paragraph (b)(i) of this Section 2 shall be subject to appropriate adjustment in the event of any stock dividend, stock split, combination of shares or similar event.

      3. A majority of the Continuing Directors shall have the power to determine, on the basis of information known to them, (A) whether a Person is a Related Person, (B) the


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number of shares of Voting Stock Beneficially Owned by any Person, (C) whether a
Person is an Affiliate or Associate of another, (D) whether the assets which are the subject of any Business Combination constitute a Substantial Part of such assets, (E) whether two or more transactions constitute a "series of transactions", and (F) such other matters with respect to which a determination is permitted or required under this Article VIII. Any such determination shall be final and binding for all purposes hereunder.

      4. Nothing contained in this Article VIII shall be construed to impose any fiduciary duty, obligation or responsibility on the Board of Directors, or any member thereof, to approve a proposed Business Combination or recommend its adoption or approval to the stockholders of the Corporation, nor shall anything contained in this Article VIII limit, prohibit or otherwise restrict in any manner the Board of Directors, or any member thereof, with respect to evaluations of or actions and responses taken with respect to such Business Combination. Nothing contained in this Article VIII shall be construed to relieve any Related Person from any fiduciary obligation imposed by law.

                 IX.     PURCHASE, REDEMPTION, ETC. OF CERTAIN SHARES

      In addition to the requirements of these Articles of Incorporation and of law, the affirmative vote of the holders of a majority of the outstanding Voting Stock shall be required for any purchase, redemption or other acquisition by the Corporation or a Subsidiary of any shares of common stock or other securities of the Corporation Beneficially Owned by a Person which, together with its Affiliates and Associates, Beneficially Owns in the aggregate five percent (5%) or more of the outstanding Voting Stock the Corporation (a "Selling Stockholder"), unless either: (i) the aggregate amount of cash and the Fair Market Value of other consideration per share to be paid to the Selling Stockholder is no greater than the average Fair Market Value of the common stock or other securities during the 30 trading days preceding the acquisition;
(ii) the Corporation offers to purchase from all stockholders (including the Selling Stockholder) shares of common stock or the other securities proposed to be purchased from the Selling Stockholder, in an aggregate amount at least equal to the number of shares of common stock or other securities proposed to be purchased from the Selling Stockholder, on the same terms as those offered to the Selling Stockholder, and in proportion to the number of shares of common stock or other securities owned by all stockholders (including the Selling Stockholder); or (iii) the transaction involves a redemption pursuant to, and on the terms and conditions of, Article VII of these Articles of Incorporation.

                             X.     STATUTORY EXEMPTIONS

      Notwithstanding anything to the contrary contained herein, the corporation elects not to be governed by (i) the provisions of Section 3-701 et seq. of the Maryland General Corporation Law commonly known as the Maryland Control Share Acquisition Act; or (ii) the provisions of Section 3-601 et seq. of the Maryland General Corporation Law Commonly known as the Maryland Business Combination Act, in each case as the same may be amended from time to time.


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                             XI.     SHAREHOLDER APPROVAL

      Notwithstanding any provision of law requiring the authorization of any action by a greater proportion than a majority of the total number of shares of all classes of capital stock or of the total number of shares of any class of capital stock, such action shall be valid and effective if authorized by the affirmative vote of the holders of a majority of the Voting Stock, except as otherwise expressly provided in these Articles of Incorporation.

                             XII.     AMENDMENT OF BYLAWS

      In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to adopt, repeal, alter, amend or rescind the Bylaws of the Corporation.

                            XII.     AMENDMENT OF ARTICLES

      The Corporation reserves the right to repeal, alter, amend, or rescind any provision contained in these Articles of Incorporation, including without limitation any amendment to change the terms or contract rights, as expressly set forth in these Articles, of any of its outstanding stock by classification, reclassification or otherwise, in the manner now or hereafter prescribed by statute, and all rights conferred on stockholders herein are granted subject to this reservation. Notwithstanding the foregoing, any amendment, repeal or other modification of the provisions of Articles IV (Capital Stock), V (Board of Directors), VI (Limitation of Liability and Indemnification), VII (Real Estate Investment Trust), VIII (Business Combinations), IX (Purchase, Redemption, Etc. of Certain Shares), X (Statutory Exemptions) and this Article XIII of these Articles of Incorporation, shall require, in addition to the other applicable requirements of these Articles of Incorporation and of law, Supermajority approval; provided, however, that the foregoing Supermajority approval requirement shall not apply to any such amendment, repeal or other modification that is found advisable (i) by the Board of Directors; and (ii) if at the time of such approval any person is a Related Person as defined in Article IX above, by a majority of all Continuing Directors.

             SECOND:

             (a) As of immediately before the amendment and restatement the total number of shares of stock of all classes which the Corporation has authority to issue is 50,000,000 shares, of which 50,000,000 are Common Stock (par value $.01 per share).

             (b) As amended and restated the total number of shares of stock of all classes which the Corporation has authority to issue is sixty million (60,000,000) consisting of fifty million (50,000,000) shares of common stock, par value $0.01 per share ("Common Stock") and ten million (10,000,000) shares of preferred stock par value, $0.01 per share ("Preferred Stock").


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             (c)     The aggregate par value of all shares having a par value
is $500,000 before the amendment and $600,000 as amended.

             (d) The shares of stock of the Corporation are divided into classes, and the following is a description, as amended, of each class, including the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption:

             COMMONS SHARES. Each share of Common Stock shall entitle the holder of record thereof to one vote at all meetings of the Corporation's stockholders, except meetings at which only holders of another specified class or series of capital stock are entitled to vote. Subject to any preference rights with respect to the payment of dividends attaching to the Preferred Stock, or any series thereof, the holders of Common Stock shall be entitled to receive, as and when declared by the Board of Directors, dividends that may be paid in money, property or by the issuance of fully paid capital stock of the Corporation. In the event of a liquidation, dissolution or winding up of the Corporation or other distribution of the Corporation's assets among stockholders for the purpose of winding up the Corporation's affairs, whether voluntary or involuntary, and subject to the rights, privileges, conditions and restrictions attaching to the Preferred Stock or any series thereof, the Common Stock shall entitle the holders thereof to receive the Corporation's remaining property.

             PREFERRED STOCK. The Preferred Stock may be issued from time to time, in one or more series as authorized by the Board of Directors. Prior to the issuance of a series, the Board of Directors by resolution shall designate that series to distinguish it from other series and classes of the Corporation's capital stock, shall specify the number of shares to be included in the series, and shall fix the terms, rights, restrictions and qualifications of the shares of the series, including any preference, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, or terms or conditions of redemption of the shares of the series. Subject to the express terms of any series of Preferred Stock outstanding at the time, the Board of Directors may increase or decrease the number or alter the designation or classify or reclassify any unissued shares of a


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

             particular series of Preferred Stock by fixing or altering in one or more respects, from time to time before issuing the shares, any terms, rights, restrictions and qualifications of the shares, including any preference, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications or terms or conditions of redemption of the shares of the series.

             THIRD: The foregoing amendment and restatement of the Charter of the Corporation has been advised by the Board of Directors and approved by the stockholders of the Corporation.


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

      IN WITNESS WHEREOF, BRE Properties, Inc. has caused these presents to be signed in its name and on its behalf by its Chief Executive Officer and witnessed by its Secretary on March 25, 1996.

WITNESS:                                     BRE PROPERTIES, INC.



By:__________________________                   By:_____________________________
   Howard E. Mason, Jr.                            Frank C.Dowell
   Assistant Secretary                             Chief Executive Officer


      THE UNDERSIGNED, Chief Executive Officer of BRE Properties, Inc., who executed on behalf of the Corporation the foregoing Articles of Amendment and Restatement of which this certificate is made a part, hereby acknowledges in the name and on behalf of said Corporation the foregoing Articles of Amendment and Restatement to be the corporate act of said Corporation and hereby certifies that to the best of his knowledge, information, and belief the matters and facts set forth therein with respect to the authorization and approval thereof are true in all material respects under the penalties of perjury.



                                             ________________________________
                                             Frank C. McDowell
                                             Chief Executive Officer


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